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EXHIBIT 11. STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS

                                                                            Six Months Ended
                                                                             June 30, 1998
                                                                             -------------
                                                                             (In Thousands,
                                                                         Except Per Share Data)
          1.      Net Income                                                    $45,932
                     Less: Preferred stock dividends declared                     3,000
                                                                                -------
                  Net income available to common shareholders                   $42,932
                                                                                =======

          2.      Weighted average common shares outstanding                     26,408
          3.      ESOP shares not committed to be released                       (1,650)
          4.      RRP shares purchased but unallocated                              (11)
                                                                                -------
          5.      Total weighted average common shares outstanding               24,747
                                                                                =======

          6.      Basic earnings per common share                               $  1.73
                                                                                =======

          7.      Total weighted average common shares outstanding               24,747
          8.      Dilutive effect of stock options using the treasury
                     stock method                                                 1,332
                                                                                -------
          9.      Total average common and common equivalent
                     shares                                                      26,079
                                                                                =======

         10.      Diluted earnings per common share                             $  1.65
                                                                                =======
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